Exhibit 10.16

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED, OFFERED FOR SALE, ASSIGNED OR TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT, AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (B) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.

$ ,000.00
Principal Amount of
Bridge Note

ICOP DIGITAL, INC.

PROMISSORY NOTE

, 2005

1.                                       Bridge Note.  FOR VALUE RECEIVED, ICOP Digital, Inc., a Colorado corporation (the “Borrower”), promises to pay to the order of                         (the “Bridge Note Lender”), the principal amount of                    Thousand Dollars ($    ,000.00).  The unpaid balance of the principal amount shall accrue interest at the rate of eight (8%) percent per annum based on a 365-day year.

2.                                       Maturity.  Except as otherwise provided herein, the principal and interest hereunder shall become due and payable in full on the date six months from the first Closing (as defined herein), except that in the event of the closing of a Public Offering (as defined herein), the principal amount and accrued and unpaid interest will become immediately due and payable.  The first Closing of the Bridge Note(s) Offering will be on the second business day following the receipt by First National Bank of Olathe, KS, as Escrow Agent of not less than $1,200,000 of the loan principal from the Bridge Note Lender(s) as a group (the “Closing”).  The Borrower plans to sells units of its equity securities for total gross proceeds of an aggregate amount of approximately Ten Million Dollars ($10,000,000.00) in a secondary offering of units of Common Stock and Warrants (the “Public Offering”).

3.                                       Prepayment.  Subject to the conversion rights provided for in paragraph 5, hereof, Borrower may prepay any or all amounts due under this Bridge Note at any time without penalty in readily available funds.  The prepayment shall not effect the Bridge Note Lender’s rights to receive the Warrants provided for in paragraph 4 hereof.

4.                                       Warrants Issued Upon Public Offering or Otherwise.  At Closing each Lender will receive Warrant(s) to purchase a number of shares of the Borrower’s Common Stock equal to the quotient of the principal amount of such Lenders’ Bridge Note(s), divided by the Public Offering Unit Price and the product of such quotient shall then be multiplied by 1.5 to yield the number of shares.  The Warrant(s) will have an exercise price per share equal to 50% of the Public Offering Unit Price.  In the event there is no Public Offering within twelve (12) months of the first Closing, the number of shares under the Warrant shall equal the quotient of (a) 0.75 times the principal amount of such Lenders’ Bridge Note(s), divided by the lesser of $5.00 ( assuming a 1:10 reverse stock split) and the average 4 PM NY Time closing bid price as reported on the Bloomberg system for the 10 trading days ending on the trading day immediately preceding the delivery of an exercise notice to the Company.  The exercise price of the Warrants shall be the lesser of $5.00 (assuming a 1:10 reverse stock split) and the average 4 PM NY Time closing bid price as reported on the Bloomberg system for the 10 trading days ending on the trading day immediately preceding the delivery of an exercise notice.  The Warrants will be exercisable for five years from the date of issuance, provided that if the Borrower files a registration statement for a Public Offering, then the Warrant(s) will not be exercisable until the earlier of 90 days after the Public Offering closing and one (1) year after filing of the Public Offering registration statement.  Subject to the exercisability limitations in the foregoing sentence, the Warrant(s) will provide for cashless exercise if, at any time after one (1) year from the date of issuance of the Bridge Note(s) and Warrant(s), the Borrower does not have available both an effective registration statement and current prospectus covering the issuance or resale of the Borrower’s Common Stock issued or issuable upon exercise of the Warrant(s).  The Warrant(s) will be non-callable.

5.                                       Conversion Rights                                            In the event there is no Public Offering of the Borrower’s Common Stock and/or Warrants within twelve (12) months from the first Closing, the Lender(s) shall have the right to convert the principal and unpaid interest of the Bridge Note(s) into shares of Common Stock at a conversion price of $5.00 per share (assuming a 1:10 reverse stock split).

6.                                       SEC Reporting                  As long as any of the Bridge Note(s) and/or Warrant(s) are outstanding the Borrower will maintain the listing of Borrowers Common Stock under Section 12 (g) of the Securities Exchange Act of 1934, as amended (Exchange Act), and will file all reports required by the Exchange Act in a timely manner.

7.                                       Anti Dilution Provision.  Except for the 1:10 reverse stock split anticipated herein, should at any time from the date of Closing until the conversion of the Bridge Notes provided for in paragraph 5 the Borrower issue a stock dividend, combine outstanding shares into a lesser number of shares (reverse split) or increase the number of outstanding shares without a receipt of new consideration (forward split) then the number of shares into which the Bridge Note may be converted and the conversion price shall be adjusted to reflect such event so that the relative interest of the Bridge Note Lender shall be fully protected from dilution resulting from such an event.  Notice of the required adjustment including the number  of shares and the new conversion price shall be promptly mailed to each Bridge Note Lender subsequent to each such adjustment event.

8.                                       Default.  In the event of an occurrence of any event of default specified below, the principal and all accrued interest on this Bridge Note shall become immediately due and payable without notice, except as specified below.  The occurrence of any of the following events shall constitute an event of default under this Bridge Note:

(a)                                  The Borrower fails to make any payment hereunder when due, which failure has not been cured within fifteen (15) days following such failure.

(b)                                 If the Borrower shall default in the payment or performance of any material obligation, or any defined event of default, under any contract or instrument pursuant to which Borrower has incurred any debt or other liability to any person or entity, including the Bridge Note Lender.

(c)                                  If the Borrower shall file a petition to take advantage of any insolvency act; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself of a whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state.

(d)                                 If a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or of the whole or any substantial part of its properties, or approve a petition filed against the Borrower seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the Untied States of America or any state; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or of the whole or any substantial part of its properties; or if there is commenced against the Borrower any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of 30 days; or if the Borrower by any act indicates its consent to or approval of any such proceeding or petition.

(e)                                  If (i) any judgment remaining unpaid, unstayed or undismissed for a period of 60 days is rendered against the Borrower which by itself or together with all other such judgments rendered against the Borrower remaining unpaid, unstayed or undismissed for a period of 60 days, is in excess of $500,000, or (ii) there is any attachment or execution against the Borrower’s properties remaining unstayed or undismissed for a period of 60 days which by itself or together with all other attachments and executions against the Borrower’s properties remaining unstayed or undismissed for a period of 60 days is for an amount in excess of $500,000.

9.                                       Security.  Repayment of the Bridge Note shall be secured by a lien on all tangible and intangible assets of the Borrower as described in that certain Security Agreement executed contemporaneously herewith.

10.                                 Successors and Assigns.  This Bridge Note is transferable and assignable by the Bridge Note Lender subject to the requirement that any such assignment or transfer be, in the opinion of the Borrower’s counsel, in full compliance with applicable federal and state securities laws.  All covenants, agreements and undertakings in this Bridge Note by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and assigns of the parties whether so expressed or not.

11.                                 Notices.  Any and all notices, requests, consents and demands required or permitted to be given hereunder shall be in writing and shall be deemed given and received (i) upon personal delivery, (ii) upon the first business day following the receipt of confirmation of facsimile transmission to the telefax number as indicated below, or (iii) upon the third business day after deposit in the United States mail, by certified or registered mail, postage prepaid and addressed as follows:

To Bridge Note Lender:

To the Borrower:

ICOP Digital, Inc.

11011 King Street, Suite 260

Overland Park, Kansas 66210

Telefax:  (913) 469-1662

Either party may change by notice the address to which notices to that party are to be addressed.

12.                                 Waiver/Amendment.  The Borrower hereby waives presentment for payment, demand, protest and notice of protest for nonpayment of this Bridge Note and consents to any extension or postponement of the time of payment or any other indulgence.  This Bridge Note may only be amended or modified by written agreement signed by the Borrower and Bridge Note Lender.

13.                                 Expenses.  In the event that Bridge Note Lender brings legal action against the Borrower, or the Borrower brings legal action against Bridge Note Lender, to enforce or otherwise determine the meaning or enforceability of this Bridge Note or any provision hereof, each party shall bear its own expenses, including attorney fees, directly attributable to such action.  However, in any action for breach of this Bridge Note, including nonpayment, the prevailing party in any such dispute shall be entitled to recover all reasonable costs and attorney fees incurred in connection with such action.

14.                                 Bridge Note Bridge Note Lender is Not a Shareholder.  No Bridge Note Lender of this Bridge Note, solely by virtue of the ownership of this Bridge Note, shall be considered a shareholder of the Borrower for any purpose, nor shall anything in this Bridge Note be construed to confer on any Bridge Note Lender of this Bridge Note any rights of a shareholder of the Borrower including, without limitation, any right to vote, give or withhold consent to any corporate action, receive notice of meetings of shareholders or receive dividends.

15.                                 Registration Rights.  In the event there is no Public Offering of the Borrower’s common shares and warrants within 12 months of the first Closing therefore permitting the right of Bridge

Note Lenders to convert pursuant to paragraph 5 above, the Borrower agrees to immediately register the resale of the Common Shares of the Borrower to be received by the Bridge Note Lender upon conversion of all or any portion of this Bridge Note in a Registration Statement filed with the U.S. Securities and Exchange Commission.  The Borrower agrees to pay all expenses of registration and the Bridge Note Lender agrees to cooperate in all reasonable respects with the Borrower and its counsel as required to file the Registration Statement registering the resale of the shares.  The Borrower agrees to use its reasonable best efforts to have said Registration Statement declared effective at the earliest practicable date after filing.

16.                                 Choice of Law.  This Bridge Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Colorado.

IN WITNESS WHEREOF, this Bridge Note has been executed and delivered on the date specified on the first page hereof by the duly authorized representative of the Borrower and the Bridge Note Lender.

Borrower:

ICOP DIGITAL, INC., a Colorado corporation

By:
DAVID C. OWEN, President & CEO

CONVERSION NOTICE

To convert this Bridge Note into common stock of the Borrower, check the box:  ☐

To convert only part of this Bridge Note, state the principal amount to be converted (must be a minimum of $100,000 or a multiple of $100,000):  $            .

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:

Date:
(Sign exactly as your name appears on the Bridge Note)